N.I. Cameron Inc. Chartered Accountants

303 – 475 Howe Street

Vancouver, B.C., Canada

V6C 2B3

August 31, 2004

                                       Consent of Independent Auditors

For this Form 20-F Registration Statement for Starcore International Ventures Ltd., we hereby consent to the inclusion or incorporation by reference of our report dated November 27, 2003 in connection with our audits of the financial statements of the company as at July 31, 2003 for the years ended July 31, 2003, July 31, 2002 and July 31, 2001.

N.I. Cameron Inc. Chartered Accountants (signed)

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CHARTERED ACCOUNTANTS